Exhibit 99.1

Quanex Building Products

News Release

Quanex Building Products Corporation Announces the Promotion of Deborah Gadin to Vice President – Corporate Controller

Houston, Texas, May 30, 2008 — Quanex Building Products Corporation (NYSE:NX), an industry-leading manufacturer of value added, engineered materials and components for the Building Products market, today announced that Deborah M. Gadin, 38, was promoted to Vice President – Corporate Controller. In her new position, Gadin will report to Thomas M. Walker, Senior Vice President – Finance and Chief Financial Officer. Gadin will replace Brent L. Korb, who has accepted a position at another company.

Ms. Gadin will be responsible for all corporate controllership functions, including consolidated financial reporting, SEC reporting, corporate budgeting and analysis, information systems, corporate-wide internal controls, and internal and external financial reporting. Gadin formerly held the position of Assistant Controller at Quanex since 2005. Prior to that, she was Director of Financial Planning, Reporting and Analysis at Hexion Specialty Chemicals, Inc. Previous to that, she held several director positions in financial reporting, operational process improvement and corporate development at Service Corporation International.

“Debbi has extensive experience in financial management, reporting and control, mergers and acquisitions, and audit,” said Walker. “We look forward to her ongoing contributions to the organization as we continue to implement our strategic initiatives.”

Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Registration Statement on Form 10, filed with the SEC on April 4, 2008 pursuant to the Securities Exchange Act of 1934, in particular the section titled, “Special Note About Forward-Looking Statements” contained therein.

Financial Contact: Jeff Galow, 713/877-5327
Media Contact: Valerie Calvert, 713/877-5305

For additional information, visit the Company’s website at www.quanex.com.